Exhibit 23.03


            CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement No. 333-00415 on Form S-3 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan), Registration Statement No. 2-61264 on Form S-8 (relating to the Northern States Power Company Employee Stock Ownership Plan), Registration Statement No. 33-38700 on Form S-8 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan), and Registration Statement No. 33-63243 on Form S-3 (relating to the Northern States Power Company $300,000,000 Principal Amount of First Mortgage Bonds) of our report dated January 31, 1996, relating to the consolidated financial statements of Wisconsin Energy Corporation appearing in Wisconsin Energy Corporation's Form 10-K for the year ended December 31, 1995, which is incorporated by reference in this Form 10-K.



(Price Waterhouse LLP)
PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
March 27, 1996